Exhibit 10.43
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THIRD AMENDMENT TO INTERACTIVE SERVICES AGREEMENT

          This Third Amendment to the Interactive Services Agreement (this “Third Amendment”), effective as of March 1, 2002 (the “Third Amendment Effective Date”), is made and entered into by and between America Online, Inc. (“America Online” or “AOL”), a Delaware corporation with its principal offices at 22000 AOL Way, Dulles, Virginia 20166 and WebMD Corporation (“WebMD”), a Delaware corporation, with offices at 669 River Drive, River Drive Center 11, Elmwood Park, New Jersey 07407 (each a “Party” and collectively the “Parties”). Defined terms that are used but not defined herein shall be as defined in the Interactive Services Agreement between AOL and WebMD effective as of May 9, 2001, as amended (the “Agreement”).

          The Parties intend to evaluate the effectiveness of expanding the scope of the joint sales collaboration process. In connection therewith, the Parties hereby agree to amend the Agreement to allow WebMD to participate with AOL in sales to Pharmaceutical Manufacturers in all areas of the AOL Properties and to receive a revenue share for such sales as described below.

          It is therefore agreed as follows:

1.	Section 4.2 is hereby amended to allow WebMD to license or sell Advertisements along with AOL in all areas of the AOL Properties.

2.	Q1-02 2002 Revenue Sharing Outside of Health Channels. During part of the first quarter and the entire second quarter of 2002 of AOL’s fiscal year (“Q1-Q2 2002”), the Parties hereby acknowledge and agree that WebMD shall be entitled to the Revenue Sharing as set forth in Section 5.2.2 for not only the “Allocated Revenue” for the sale of Advertisements on Non-Site Exclusive Contracts, but for all Advertising Revenues generated from such sales. Therefore, the Parties agree that for the limited time period of Q1-Q2 2002 only, WebMD shall receive the revenue share set forth in Section 5.2.2 for the sale of Advertisements to Pharmaceutical Manufacturers for all of the Advertising Revenues generated from Non-Site Exclusive Contracts (i.e., not, just the “Allocated Revenue”), except where the Parties agree otherwise. At the end of Q2 2002, the Parties agree that this limited carve out will no longer be effective and the revenue sharing arrangement in place prior to this Third Amendment shall govern the revenue sharing between the Parties. The Parties will assess the effectiveness of the expanded joint sales process at the end of Q2 2002 to determine whether such process should continue.

3.	The Term of this expanded joint sales process described herein shall be during Q1-Q2 2002 which shall be from March 1, 2002 to June 30, 2002.

4.	Order of Precedence. This Third Amendment is supplementary to and modifies the Agreement. The terms of this Third Amendment supersede provisions in the Agreement only to the extent that the terms of this Third Amendment and the Agreement expressly conflict. However, nothing in this Third Amendment should be interpreted as invalidating the Agreement, and provisions of the Agreement will continue to govern

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relations between the parties insofar as they do not expressly conflict with this Third Amendment.

5.	Counterparts. This Third Amendment may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same document.

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7.8	APPLICATION OF LAWS AND REGULATIONS. THE PARTIES SHALL ABIDE BY ALL APPLICABLE LAWS AND REGULATIONS IN THE PERFORMANCE OF THEIR RESPECTIVE OBLIGATIONS UNDER THIS AGREEMENT.

7.9	OBLIGATIONS UNDER HIPAA. THE PARTIES ACKNOWLEDGE AND AGREE THAT NOTHING IN THE AGREEMENT IS INTENDED TO CONVERT AOL INTO AN ENTITY COVERED BY HIPAA. OTHER THAN IN CONNECTION WITH AOL’S USE OF PERSONALIZED HEALTH DATA ACQUIRED THROUGH THE EXERCISE OF ITS RIGHT TO RECEIVE A COPY OF PERSONALIZED HEALTH DATA, AOL WILL NEITHER HAVE ACCESS TO OR USE INFORMATION RELATING TO THE PAST, PRESENT, OR FUTURE PHYSICAL OR MENTAL CONDITION OF AN INDIVIDUAL USING THE CUSTOMIZED SITE, THE CUSTOMIZED PROGRAMMING OR MY HEALTH, WEBMD AGREES AT THE REQUEST OF AOL TO MODIFY THIS AGREEMENT OR THE MANNER IN WHICH THE AGREEMENT IS PERFORMED BY WEBMD TO THE EXTENT REASONABLY NECESSARY TO ENSURE THAT AOL IS NOT TREATED AS AN ENTITY SUBJECT TO HIPAA OR THAT AOL’S ACTIVITIES HEREUNDER (OTHER THAN IN CONNECTION WITH AOL’S USE OF PERSONALIZED HEALTH DATA ACQUIRED THROUGH THE EXERCISE OF ITS RIGHT TO RECEIVE A COPY OF PERSONALIZED HEALTH DATA) DO NOT INVOLVE USE OR DISCLOSURE OF INFORMATION RELATING TO THE PAST, PRESENT, OR FUTURE PHYSICAL OR MENTAL CONDITION OF AN INDIVIDUAL USING THE CUSTOMIZED SITE, THE CUSTOMIZED PROGRAMMING OR MY HEALTH.

7.10	WebMD Indemnification. WebMD will defend, indemnify, save and hold harmless AOL and its officers, directors, agents, affiliates, distributors, franchisees and employees from any and all third party claims, demands, liabilities, costs or expenses, including reasonable attorney’s fees (Liabilities), related to any medical malpractice and/or the unauthorized practice of medicine resulting from WebMD’s delivery of products, information and/or services to consumers of My Health; provided, however that AOL shall pursue any claims arising under this Section 7.10 in accordance with the provisions of Section 8.4 of the Standard Legal Terms & Conditions attached hereto as Exhibit E.

7.11	STANDARD TERMS.

The Standard Legal Terms & Conditions set forth on Exhibit E attached hereto are each hereby made a part of this Agreement.

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          IN WITNESS WHEREOF, the Parties hereto have executed this Amendment as of the Effective Date.

AMERICA ONLINE, INC.		WEBMD CORPORATION

By:	/s/ Steve E. Rinder	By:	/s/ David Schlanger

Name:	Steve E. Rinder	Name:	David Schlanger

Title:	Vice President Business Affairs	Title:	Senior Vice President

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